EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Dated: February 12, 2015

OAK HILL CAPITAL PARTNERS III, L.P.
By:	OHCP GENPAR III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ John Monsky
Name:	John Monsky
Title:	Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.
By:	OHCP GENPAR III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ John Monsky
Name:	John Monsky
Title:	Vice President

OHCP GENPAR III, L.P.
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ John Monsky
Name:	John Monsky
Title:	Vice President

13

OHCP MGP PARTNERS III, L.P.
By:	OHCP MGP III, LTD., its general partner

By:	/s/ John Monsky
Name:	John Monsky
Title:	Vice President

OHCP MGP III, LTD.

By:	/s/ John Monsky
Name:	John Monsky
Title:	Vice President

14